Exhibit 3.46

BYLAWS

OF

SIERRA DESIGN GROUP

ARTICLE I

STOCKHOLDERS

Section 1.01                            Annual Meeting. An annual meeting of the stockholders of the corporation shall be held on the date and at the time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting. If the election of the directors is not held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the president shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

Section 1.02                            Special Meetings.

(a)                                 Special meetings of the stockholders may be called by the chairman, the president, or the Board of Directors, and shall be called by the chairman, the president, or the Board of Directors at the written request of the holders of not less than 51 percent of the voting power of any class of the corporation’s stock entitled to vote.

(b)                                 No business shall be acted on at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 1.05 is satisfied, in which case any business may be transacted and the meeting shall be valid for all purposes.

Section 1.03                            Place of Meetings. Any meeting of the stockholders of the corporation may be held at its registered office in Nevada or at such other place in or out of the United States as the Board of Directors may designate. A waiver of notice signed by stockholders entitled to vote may designate any place for the holding of such meeting.

Section 1.04                            Notice of Meetings.

(a)                                 The president, a vice president, the secretary, an assistant secretary, or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting at least ten days, but not more than sixty days, before the date of the meeting. The notice shall state the place, date, and time of the meeting and the purpose or purposes for which the meeting is called.

(b)                                 A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, and the notice shall be deemed delivered the date it is deposited in the United States mail. If the address of any stockholder does not appear on the records of the corporation, it will be sufficient to address any notice to such stockholder at the registered office of the corporation.

(c)                                  The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the stockholders, and the addresses to which the notice was mailed shall be prima facie evidence of the manner and fact of giving such notice.

(d)                                 Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting.

Section 1.05                            Meeting Without Notice.

(a)                                 All persons entitled to vote at any meeting consent to the holding of a meeting without notice, either by:

(1)                                 A writing on the records of the meeting or filed with the secretary; or

(2)                                 Presence at such meeting and oral consent entered on the minutes; or

(3)                                 Taking part in the deliberations at such meeting without objection.

(b)                                 At such meeting any business may be transacted that is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

(c)                                  If any meeting is irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

(d)                                 Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 1.06                            Determination of Stockholders of Record.

(a)                                 For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

(b)                                 If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is signed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.07                            Quorum; Adjourned Meetings.

(a)                                 Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the corporation’s stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by Nevada law, the Articles of Incorporation, or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class.

(b)                                 If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.

Section 1.08                            Voting.

(a)                                 Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the Articles of Incorporation, each stockholder of record, the stockholder’s duly authorized proxy or attorney-in-fact, shall be entitled to one vote for each share of voting stock standing registered in the stockholder’s name on the record date.

(b)                                 Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (including pledged shares) shall be cast only by that individual or the individual’s duly authorized proxy, attorney-in-fact, or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased stockholder, or by a guardian, conservator, custodian or trustee, votes may be cast by the holder upon proof of capacity, even though the shares do not stand in the name of the holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by the shares even though the shares do not stand in the name of the receiver; provided that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by the shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of the minor if the guardian has provided the corporation with written proof of appointment.

(c)                                  With respect to shares standing in the name of another corporation, partnership, limited liability company, or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the Board of Directors of such other corporation, or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the Board of Directors, president, or any vice-president of such corporation, and (ii) in the case of a partnership, limited liability company, or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his authority to do so.

(d)                                 Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

(e)                                  Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f)                                   With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(1)                                 If only one person votes, the vote of such person binds all.

(2)                                 If more than one person casts votes, the act of the majority so voting binds all.

(3)                                 If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g)                                  If a quorum is present, unless the Articles of Incorporation provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless voting by classes is required for any action of the stockholders by the laws of Nevada, the Articles of Incorporation, or these Bylaws, in which case the affirmative vote of holders of a least a majority of the voting power of each such class shall be required.

Section 1.09                            Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by Nevada laws, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by Nevada laws.

Section 1.10                            Order of Business. At the annual stockholders meeting, the regular order of business shall be as follows:

1.                                      Determination of stockholders present and existence of quorum, in person or by proxy;

2.                                      Reading and approval of the minutes of the previous meeting or meetings;

3.                                      Reports of the Board of Directors and, if any, of the president, treasurer and secretary of the corporation;

4.                                      Reports of committees;

5.                                      Election of directors;

6.                                      Unfinished business;

7.                                      New business;

8.                                      Adjournment.

Section 1.11                            Absentees’ Consent to Meetings. Transactions of any meeting of the stockholders are as valid as though transacted at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in section 1.04.

Section 1.12.                         Telephonic Meetings. Stockholders may participate in a meeting of the stockholders by means of a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

Section 1.13.                         Action Without Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by the holders of the voting power of the corporation that would be required at a meeting to constitute the act of the stockholders. Whenever action is taken by written consent, a meeting of stockholders need not be called or notice given. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the stockholders.

ARTICLE II

DIRECTORS

Section 2.01                            Number, Tenure, and Qualifications. Unless a larger number is required by Nevada law or the Articles of Incorporation, or until changed in the manner provided herein, the Board of Directors of the corporation shall consist of at least one individual who shall be elected at the annual meeting of the stockholders of the corporation and who shall hold office for one year or until his or her successor or successors are elected and qualify. A director need not be a stockholder of the corporation.

Section 2.02                            Change In Number. Subject to any limitations in Nevada law, the Articles of Incorporation, or these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors or the stockholders.

Section 2.03                            Reduction In Number. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 2.04                            Resignation. Any director may resign effective upon giving written notice to the chairman of the Board of Directors, the president, the secretary, or in the absence of all of them, any other officer, unless the notice specifies a later time for effectiveness of such resignation.

Section 2.05                            Removal.

(a)                                 The Board of Directors of the corporation, by majority vote, may declare vacant the office of a director who has been convicted of a felony or who has been declared incompetent by an order of a court of competent jurisdiction.

(b)                                 Any director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, except that if the corporation’s Articles of Incorporation provide for the election of directors by cumulative voting, no director may be removed from office except upon the vote of stockholders owning sufficient shares to have prevented such director’s election to office in the first instance.

Section 2.06                            Vacancies.

(a)                                 Unless otherwise provided in the Articles of Incorporation, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum unless it is otherwise provided in the Articles of Incorporation unless, in the case of removal of a director, the stockholders by a majority of voting power shall have appointed a successor to the removed director. Subject to the provisions of subsection (b), (i) in the case of the replacement of a director, the appointed director shall hold office during the remainder of the term of office of the replaced director, and (ii) in the case of an increase in the number of directors, the appointed director shall hold office until the next meeting of stockholders at which directors are elected.

(b)                                 If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders constitute less than a majority of the directors then in office, any holder or holders of an aggregate of 15 percent of the total voting power entitled to vote may call a special meeting of the stockholders to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.

Section 2.07                            Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected other than pursuant to section 2.06, the Board of Directors, including newly elected directors, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and time for holding regular meetings between annual meetings.

Section 2.08                            Special Meetings. Special meetings of the Board of Directors may be called by the chairman or, if there is no chairman, by the president or secretary, and shall be called by the chairman, president, or secretary on the request of any two directors. If the chairman refuses or neglects or, if there is no chairman, if both the president and secretary refuse or neglect to call such special meeting, a special meeting may be called by notice signed by any two directors.

Section 2.09                            Place of Meetings. Any regular or special meeting of the directors of the corporation may be held at such place as the Board of Directors may designate or, in the absence of such designation, at the place designated in the notice calling the meeting. A waiver of notice signed by directors may designate any place for the holding of such meeting.

Section 2.10                            Notice of Meetings. Except as otherwise provided in Section 2.07, there shall be delivered to all directors, at least forty-eight hours before the time of a meeting, a copy of a written notice of the meeting, by delivery of such notice personally, by mailing such notice postage prepaid, or by telegram. Such notice shall be addressed in the manner provided for notice to stockholders in Section 1.04. If mailed, the notice shall be deemed delivered two business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of the meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence nor a waiver of notice for purposes hereof.

Section 2.11                            Quorum; Adjourned Meetings.

(a)                                 A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

(b)                                 At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 2.12                            Board of Directors’ Decisions. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Section 2.13                            Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

Section 2.14                            Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 2.15.                         Powers and Duties.

(a)                                 Except as otherwise restricted by Nevada law or the Articles of Incorporation, the Board of Directors has full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control, or conduct the business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation, each with such powers, including the power to subdelegate, and on such terms as may be deemed fit.

(b)                                 The Board of Directors may present at annual meetings of the stockholders, and, when called for by a majority vote of the stockholders at an annual meeting or a special meeting of the stockholders, shall present, a full and clear report of the condition of the corporation to the stockholders.

(c)                                  The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.

Section 2.16                            Compensation. The directors and members of committees shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors or committees. Subject to any limitations in Nevada law, the Articles of Incorporation, or any contract or agreement to which the corporation is a party, directors may receive compensation for their services as directors as determined by the Board of Directors, but only during such times as the corporation may legally declare and pay distributions on its stock, unless the payment of such compensation is first approved by the stockholders entitled to vote for the election of directors.

Section 2.17                            Board of Directors’ Officers.

(a)                                 At its annual meeting, the Board of Directors may elect, from among its members, a chairman who may serve as the chief executive officer of the corporation and who shall preside at meetings of the Board of Directors and may preside at meetings of the stockholders. In the absence of such election, the president, if a director, shall serve as chairman of the Board of Directors. The Board of Directors may also elect such other officers of the Board of Directors and for such term as it may from time to time deem advisable.

(b)                                 Any vacancy in any office of the Board of Directors because of death, resignation, removal, or otherwise may be filled by the Board of Directors for the unexpired portion of the term of the office.

Section 2.18                            Order of Business. The order of business at any meeting of the Board of Directors shall be as follows:

1.                                      Determination of members present and existence of quorum;

2.                                      Reading and approval of the minutes of any previous meeting or meetings;

3.                                      Reports of officers and committees;

4.                                      Election of officers (annual meeting);

5.                                      Unfinished business;

6.                                      New business;

7.                                      Adjournment.

ARTICLE III

OFFICERS

Section 3.01                            Election. The Board of Directors, at its annual meeting, shall elect a president, a secretary, and a treasurer to hold office for a term of one year or until their successors are chosen and qualify. Any individual may hold two or more offices. The Board of Directors may, from time to time, by resolution, elect one or more vice-presidents, assistant secretaries, and assistant treasurers and appoint agents of the corporation, prescribe their duties, and fix their compensation.

Section 3.02                            Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time on written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and the officer or agent.

Section 3.03                            Vacancies. Any vacancy in any office because of death, resignation, removal, or otherwise may be filled by the Board of Directors for the unexpired portion of the term of the office.

Section 3.04                            President.

(a)                                 Unless otherwise directed by the Board of Directors, the president shall be the chief executive or operating officer of the corporation. Subject to the supervision and control of the Board of Directors, the president shall have full power to direct the affairs of the corporation and to execute all resolutions and orders of the Board of Directors not expressly delegated to some other officer or agent of the corporation, may sign in the name of the corporation all contracts the corporation is authorized to enter into, and shall perform such other duties as prescribed by the Board of Directors. If the Board of Directors, pursuant to section 2.17, elects someone other than the president as chairman of the Board of Directors and such chairman elects not to preside or is absent, the president shall preside at meetings of the stockholders and of the Board of Directors.

(b)                                 The president shall have full power and authority on behalf of the corporation to attend and to act and to vote, or designate such other officer or agent of the corporation to attend and to act and to vote, at any meetings of the stockholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to exercise such powers for these purposes.

Section 3.05                            Vice-Presidents. The Board of Directors may elect one or more vice-presidents who shall be vested with all the powers and perform all duties of the president whenever the president is absent or unable to act and such other duties as shall be prescribed by the Board of Directors or the president.

Section 3.06                            Secretary. The secretary shall keep, or cause to be kept, the minutes of proceedings of the stockholders and the Board of Directors in books provided for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign in the name of the corporation all contracts the corporation is authorized to enter into, shall have the custody or designate control of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge or designate control of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, have such authority and perform all duties incident to the office of the secretary.

Section 3.07                            Assistant Secretaries. The Board of Directors may appoint one or more assistant secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the secretary.

Section 3.08                            Treasurer. The treasurer shall be the chief financial officer of the corporation and, subject to the supervision and control of the Board of Directors, shall have custody of all the funds and securities of the corporation. When necessary or proper, the treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the treasurer may sign all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the treasurer, and may sign in the name of the corporation all contracts the corporation is authorized to enter into. The treasurer shall enter, or cause to be entered, regularly in the financial records of the corporation, to be kept for that purpose, full and accurate accounts of all monies received and paid on account of the corporation and, whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall at all reasonable times exhibit the books of account to any director of the corporation and shall, in general, have such authority and perform all duties incident to the office of treasurer subject to the control of the Board of Directors.

The treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such surety or sureties as the Board of Directors approve for the faithful performance of all the duties of treasurer and for restoration to the corporation, in the event of the treasurer’s death, resignation, retirement, or removal from office, of all books, records, papers, vouchers, money, and other property in the treasurer’s custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

Section 3.09                            Assistant Treasurers. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer. The Board of Directors may require an assistant treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of assistant treasurer, and for restoration to the corporation, in the event of the assistant treasurer’s death, resignation, retirement, or removal from office, of all books, records, papers, vouchers, money, and other property in the assistant treasurer’s custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

ARTICLE IV

CAPITAL STOCK

Section 4.01                            Issuance. Shares of the corporation’s authorized stock shall, subject to any provisions or limitations of Nevada law, the Articles of Incorporation, or any contracts or agreements to which the corporation may be a party, be issued, or otherwise reserved, in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 4.02                            Certificates. Ownership in the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation, and shall be manually signed by the president or a vice-president and also by the secretary, an assistant secretary, the treasurer, or an assistant treasurer; provided, however, that whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk and by a registrar, then a facsimile of the signatures of said officers, transfer agent, transfer clerk, or registrar may be printed or lithographed on the certificate in lieu of the actual signatures. If the corporation uses facsimile signatures of its officers and agents on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges, or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the stockholder, the name, address, and federal tax identification number of the stockholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation.

Section 4.03                            Surrendered, Lost, or Destroyed Certificates. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that a new certificate may be issued for a lost, stolen, destroyed, or mutilated certificate. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed, or mutilated shall, prior to the issuance of a replacement, provide the corporation with the stockholder’s affidavit of the facts surrounding the loss, theft, destruction, or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and on such terms as the treasurer or the Board of Directors shall require, to indemnify the corporation against any loss, damage, cost, or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 4.04                            Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the certificates for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificates ordered to be surrendered shall not be entitled to vote, receive distributions, or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 4.05                            Transfer of Shares. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the corporation.

Section 4.06                            Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerk, and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent, transfer clerk, or registrar of transfer.

Section 4.07                            Stock Transfer Records. The stock transfer records shall be closed for at least ten days before all meetings of the stockholders and shall be closed for the payment of distributions as provided in Article V and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article V and no voting rights shall be deemed transferred during such periods. Subject to the forgoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.

Section 4.08                            Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation’s stock.

ARTICLE V

DISTRIBUTIONS

Section 5.01.                         Distributions. Distributions may be declared, subject to the provisions of Nevada law and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 1.06, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for not more than ten days before the date of such distribution.

ARTICLE VI

RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

Section 6.01                            Records. All original records of the corporation shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

Section 6.02                            Directors’ and Officers’ Right of Inspection. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual’s duties to inspect and copy all of the corporation’s books, records, and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations. Such inspection may be made in person or by agent or attorney.

Section 6.03                            Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

Section 6.04                            Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

Section 6.05                            Reserves. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions, or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

ARTICLE VII

INDEMNIFICATION

Section 7.01                    Indemnification and Insurance.

(a)                         Indemnification of Directors and Officers.

(i)                                     For purposes of this Article, “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and section “Proceeding” shall mean any threatened, pending, or completed action or suit (including without limitation an action, suit, or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative.

(ii)                                  Each Indemnitee shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission) to the fullest extent permitted by Nevada law, against all expense, liability, and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

(iii)                               Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators.

(b)                                 Indemnification of Employees and Other Persons. The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c)                                  Non-Exclusivity of Rights. The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d)                                 Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

(e)                                  Other Financial Arrangements. The other financial arrangements which may be made by the corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee, or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f)                                   Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the corporation. In the absence of fraud:

(i)                                     the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement; and

(ii)                                  the insurance or other financial arrangement:

(a)                                 is not void or voidable; and

(b)                                 does not subject any director approving it to personal liability for his action.

Section 7.02                            Amendment. The provisions of this Article relating to indemnification shall constitute a contract between the corporation and each of its directors and officers, which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring before the repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) by the stockholders as set forth in Article VIII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 7.03                            Changes in Nevada Law. References in this Article to Nevada law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation’s Articles of Incorporation or these Bylaws or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII

AMENDMENT OR REPEAL

Section 8.01                            Amendment. Except as otherwise restricted in the Articles of Incorporation or these Bylaws:

(a)                                 Any provision of these Bylaws may be altered, amended, or repealed at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment, or repeal is contained in the notice of such special meeting.

(b)                                 These Bylaws may also be altered, amended, or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of 51 percent of the voting power of the corporation entitled to vote. The stockholders may provide by resolution that any Bylaw provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted, or altered by the Board of Directors.

CERTIFICATION

The undersigned duly elected secretary of the corporation does hereby certify that the foregoing Bylaws were adopted by the Board of Directors on March 2, 2004.

/s/ Mark Lerner
Mark Lerner, Secretary